Exhibit 99.1

FMC Corporation
2929 Walnut Street
Philadelphia, PA 19104
USA
News Release	215.299.6000
fmc.com

For Release: Immediate

Media Contact: Ken Gedaka +1.215.299.6150
ken.gedaka@fmc.com
Investor Contact: Michael Wherley +1.215.299.6543
michael.wherley@fmc.com

FMC Corporation Announces Completion of Final Separation of Livent Corporation

PHILADELPHIA, March 1, 2019 -- FMC Corporation (NYSE: FMC) announced today that it has completed the previously announced distribution of 123,000,000 shares of common stock of Livent Corporation (“Livent”) (NYSE: LTHM) as a pro rata dividend on shares of FMC common stock outstanding as of 5:00 p.m. EST on the record date of February 25, 2019.
Based on the shares of FMC common stock outstanding as of February 25, 2019, the record date for the distribution, each share of FMC common stock will receive 0.935301 shares of Livent common stock in the distribution.
Fractional shares of Livent common stock were not distributed to FMC stockholders. Instead, the fractional shares of Livent common stock will be aggregated and sold in the open market on behalf of the applicable shareholders, with the net proceeds distributed pro rata in the form of cash payments to FMC stockholders who would otherwise receive Livent fractional shares. The distribution was structured to qualify as a tax-free distribution to FMC stockholders for U.S. federal income tax purposes. Cash received in lieu of fractional shares will, however, be taxable. FMC stockholders should consult their tax advisors with respect to U.S. federal, state, local and foreign tax consequences of the distribution.

About FMC
FMC Corporation, an agricultural sciences company, provides innovative solutions to growers around the world with a robust product portfolio fueled by a market-driven discovery and development pipeline in crop protection, plant health, and professional pest and turf management. This powerful combination of advanced technologies includes leading insect control products based on Rynaxypyr® and Cyazypyr® active ingredients; Authority®, Boral®, Centium®, Command® and Gamit® branded herbicides; Talstar® and Hero® branded insecticides; and flutriafol-based fungicides. The FMC portfolio also includes biologicals such as Quartzo® and Presence® bionematicides. FMC Corporation employs approximately 6,500 employees around the globe. To learn more, please visit www.fmc.com.

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FMC, the FMC logo, Rynaxypyr, Cyazypyr, Authority, Boral, Centium, Command, Gamit, Talstar, Hero, Quartzo and Presence are trademarks of FMC Corporation or an affiliate. Always read and follow all label directions, restrictions and precautions for use. Products listed here may not be registered for sale or use in all states or jurisdictions. Hero® insecticide is a restricted use pesticide in the United States.

Statement under the Safe Harbor Provisions of the Private Securities Litigation Reform Act of 1995: FMC and its representatives may from time to time make written or oral statements that are “forward-looking” and provide other than historical information, including statements contained in this press release, in FMC’s other filings with the SEC, and in reports or letters to FMC stockholders.
In some cases, FMC has identified forward-looking statements by such words or phrases as “will likely result,” “is confident that,” “expect,” “expects,” “should,” “could,” “may,” “will continue to,” “believe,” “believes,” “anticipates,” “predicts,” “forecasts,” “estimates,” “projects,” “potential,” “intends” or similar expressions identifying “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, including the negative of those words and phrases. Such forward-looking statements are based on management’s current views and assumptions regarding future events, future business conditions and the outlook for the company based on currently available information. These statements involve known and unknown risks, uncertainties and other factors that may cause actual results to be materially different from any results, levels of activity, performance or achievements expressed or implied by any forward-looking statement. These factors include, among other things, the risk factors included within FMC’s 2018 Form 10-K filed with the SEC. FMC cautions readers not to place undue reliance on any such forward-looking statements, which speak only as of the date made.
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